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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-75564, 33-75566, 33-75568, 33-75572, 33-75574, 33-67822, and 33-67824 dated
February 1, 1995; 33-92430, 33-92428, 33-92432, and 33-92426 dated May 17, 1995;
33-92862 and 33-92860 dated May 30, 1995; 33-92858 dated June 1, 1995;
333-12941, 333-12875, and 333-12939 dated September 27, 1996; 333-17179 dated
December 3, 1996; 333-45423 dated February 2, 1998; 333-45491, 333-45493,
333-45495, 333-45507, and 333-45499, dated February 3, 1998; 333-51647 dated May
1, 1998; 333-67131, 333-67133 and 333-67135 dated November 12, 1998; 333-85299,
333-85297, 333-85295, 333-85293, 333-85291, 333-85289, 333-85301 and 333-85303
dated August 16, 1999; 333-95207 dated January 24, 2000; 333-35722, 333-35729,
333-35720, 333-35736, 333-35732, 333-35718 and 333-35716 dated April 27, 2000, all on Form S-8, and 333-99007 dated August 30, 2002 on Form S-3 of BorgWarner Inc., of our report dated February 6, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), incorporated by reference in the Annual Report on Form 10-K of BorgWarner Inc. for the year ended December 31, 2002.




/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
March 21, 2003